                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           Schedule 14A Information
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                   American Express Company
 ..................................................................
     (Name of Registrant as Specified In Its Charter)


 ..................................................................
(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:


    ..............................................................

     2) Aggregate number of securities to which transaction applies:


     ..............................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     ..............................................................

     4) Proposed maximum aggregate value of transaction:

     ..............................................................

     5) Total fee paid:


     ..............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


     ..............................................................

     2) Form, Schedule or Registration Statement No.:


     ..............................................................

     3) Filing Party:


     ..............................................................

     4) Date Filed:


     ..............................................................

[LOGO]         AMERICAN EXPRESS COMPANY
American       200 VESEY STREET
Express/R/     NEW YORK, NEW YORK 10285

                                   NOTICE OF

                        ANNUAL MEETING OF SHAREHOLDERS

DATE............. Monday, April 28, 2003, at 10:00 a.m. Eastern Time

PLACE............ American Express Company
                  200 Vesey Street, 26th floor
                  New York, New York 10285

ITEMS OF BUSINESS (1) To elect directors.

                  (2) To ratify our selection of Ernst & Young LLP as our
                      independent auditors for 2003.

                  (3) To vote on a shareholder proposal relating to the
                      establishment of six-year term limits for directors.

                  (4) To vote on a shareholder proposal to prohibit any stock options for senior management.

                  (5) To vote on a shareholder proposal calling for options to be granted at the Company's highest historical stock price and imposing a buyback provision on such options.

                  (6) To transact such other business that may properly come before the meeting.

RECORD DATE...... You can vote if you are a shareholder of record on
                  February 28, 2003.

                                          /s/ Stephen P. Norman
                                          STEPHEN P. NORMAN
                                                      SECRETARY

March 11, 2003

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
General Information.......................................................   1
Voting Information........................................................   1
Corporate Governance......................................................   3
    Report of the Audit Committee.........................................   6
Compensation of Directors.................................................   7
Ownership of Our Common Shares............................................   9
Items to be Voted on by Shareholders......................................  10
    Item 1--Election of Directors.........................................  10
    Item 2--Selection of Auditors.........................................  12
    Item 3--Shareholder Proposal..........................................  13
    Item 4--Shareholder Proposal..........................................  13
    Item 5--Shareholder Proposal..........................................  15
Executive Compensation....................................................  16
    Compensation and Benefits Committee Report on Executive Compensation..  16
Certain Transactions......................................................  29
Section 16(a) Beneficial Ownership Reporting Compliance...................  30
Directors and Officers Liability Insurance................................  30
Requirements, Including Deadlines, for Submission of Proxy Proposals,
  Nomination of Directors and Other Business of Shareholders..............  31
Exhibit A--Audit Committee Charter........................................  32

[LOGO]     AMERICAN EXPRESS COMPANY
American   200 VESEY STREET
Express/R/ NEW YORK, NEW YORK 10285
                                                                 March 11, 2003

                                PROXY STATEMENT

                              GENERAL INFORMATION
--------------------------------------------------------------------------------
   We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of American Express Company for the 2003 Annual Meeting of Shareholders and for any adjournment or postponement of the Meeting. In this Proxy Statement, we refer to American Express Company as "the Company," "we" or "us."

   We are holding the Annual Meeting at 10:00 a.m. Eastern Time, on Monday, April 28, 2003, at the Company's New York City headquarters and invite you to attend in person. If you need special assistance at the Meeting because of a disability, please call Stephen P. Norman, our Corporate Secretary, at (212) 640-5583.

   The Company has arranged for live audio of the 2003 Annual Meeting to be accessible to the general public on the Internet at http://ir.americanexpress.com. A replay of the Meeting's audio webcast will also be available at the same website address beginning on the same day.

   We intend to mail this Proxy Statement and proxy card to shareholders starting on or about March 14, 2003.

                              VOTING INFORMATION
--------------------------------------------------------------------------------

RECORD DATE

   You may vote all shares that you owned as of February 28, 2003, which is the record date for the Annual Meeting. On February 28, 2003, we had 1,304,650,222 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Meeting.

OWNERSHIP OF SHARES

   You may own common shares (1) directly in your name as the shareholder of record, which includes shares purchased through our Shareholder's Stock Purchase Plan (Purchase Plan) and restricted share awards (RSAs) issued to employees under our long-term incentive plans, or (2) indirectly through a broker, bank or other holder of record, or (3) indirectly in the American Express Company Stock Fund of our Incentive Savings Plan (ISP), the Employee Stock Ownership Plan of Amex Canada, Inc., and the AEFA Stock Purchase Program.

   If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet or vote in person at the Meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in "street name," and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the Meeting.

HOW TO VOTE

   YOUR VOTE IS IMPORTANT. We encourage you to vote promptly. Internet and telephone voting are available through 4:00 p.m. Eastern Time on Tuesday, April 22, 2003 for shares held in employee plans and through 4:00 p.m. Eastern Time on Sunday, April 27, 2003 for all other shares. You may vote in one of the following ways:

   BY TELEPHONE. If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

   BY INTERNET. You can also vote your shares by the Internet. Your proxy card indicates the website you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

   BY MAIL. If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

   AT THE ANNUAL MEETING. The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Meeting.

   All shares that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

   REVOCATION OF PROXIES. You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Secretary, (2) submit a later-dated proxy (or voting instructions if you hold shares in street name), (3) provide subsequent telephone or Internet voting instructions or (4) vote in person at the Meeting.

SHARES HELD UNDER PLANS

   If you participate in the Purchase Plan, your proxy card shows the number of shares enrolled in that plan as well as any shares you have acquired through dividend reinvestment. If you participate in the ISP, the Employee Stock Ownership Plan of Amex Canada, Inc., or the AEFA Stock Purchase Program, your proxy card may include shares that the plan has credited to your account.

   To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 4:00 p.m. Eastern Time on Tuesday, April 22, 2003. If the ISP trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other ISP participants. If the trustee for the Employee Stock Ownership Plan of Amex Canada, Inc., or the broker holding shares in the AEFA Stock Purchase Program do not receive your instructions by that date, they will not vote your shares.

CONFIDENTIAL VOTING

   We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management, except if we must disclose them for legal reasons. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspectors of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

QUORUM AND REQUIRED VOTE

   QUORUM. We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Meeting, either in person or by proxy.

   VOTES REQUIRED FOR PROPOSALS. To elect directors and adopt the other proposals, the following proportion of votes is required:

   . To elect the Directors, a plurality of the votes cast.

   . To ratify the selection of our auditors, and to adopt the shareholder proposals, the affirmative vote of a majority of the votes cast.

   ROUTINE AND NON-ROUTINE PROPOSALS. New York Stock Exchange rules determine whether proposals presented at shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner.

If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.

   The New York Stock Exchange has informed us that the election of directors and ratification of the selection of our auditors are routine items. The Exchange has also informed us that the shareholder proposals are not routine items.

   HOW WE COUNT VOTES. In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

   In counting votes on the proposals:

   . We do not count abstentions or broker non-votes as votes cast for the election of Directors, but we do count votes withheld for one or more nominees as votes cast.

   . We do not count abstentions as votes cast on our proposal to ratify the selection of auditors or the shareholder proposals. We also do not count broker non-votes as votes cast on these proposals. Therefore, abstentions and broker non-votes will have no impact on the outcome of these proposals.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

   In accordance with notices we previously sent to street-name shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we received contrary instructions from any shareholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of the 2002 Annual Report, or this proxy statement, or a separate annual report or proxy statement in the future, they may telephone our Secretary, Stephen P. Norman, at (212) 640-5583 or write to him at 200 Vesey Street, New York, New York 10285. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Secretary in the same manner.

COST OF PROXY SOLICITATION

   We will pay the expenses of soliciting proxies. Our Directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission. We have hired Morrow & Co. to help us distribute and solicit proxies. We will pay Morrow $17,500 plus expenses for these services.

                             CORPORATE GOVERNANCE
--------------------------------------------------------------------------------
   Our business is managed by the Company's employees under the direction and oversight of the Board of Directors. Except for Mr. Chenault, none of our Board members is an employee of the Company. The Board limits membership of the Audit Committee, Compensation and Benefits Committee and Nominating and Governance Committee to independent non-employee Directors. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and their participation in Board and Board committee meetings.

   The Board of Directors has adopted Corporate Governance Principles which, along with the charters of the Board Committees and the Company's Code of Conduct, provide the framework for the governance of the Company. A complete copy of the Company's governance principles, the charters of the Board Committees and the Code of Conduct may be found on the Company's Investor Relations website at http://ir.americanexpress.com. The Audit Committee charter is also attached as Exhibit A to this proxy statement.

   The following is a summary of the Company's Corporate Governance Principles.

   A significant majority of the Board of Directors shall consist of independent, non-management directors who meet the criteria for independence required by the New York Stock Exchange.

   A director is independent if he or she does not have a material relationship with the Company.

   The Board has established the following guidelines to assist it in determining director independence:

   A director will not be considered independent if, within the last five years
(i) the director or an immediate family member was employed by the Company or a subsidiary as an officer, (ii) the director or an immediate family member was employed by the Company's auditor as partner or manager, or (iii) an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director as an officer.

   The following relationships will be considered material:

    . If a Company director is an executive officer of another company which does business with the Company and the annual revenues derived from that business exceed 1% of either company's total revenues.

    . If a Company director is a director, officer or trustee of a charitable organization and the Company's annual charitable contributions to the organization (exclusive of gift-match payments) are greater than 1% of the organization's total annual charitable receipts.

    . If a Company director is a partner of or of counsel to a law firm that performs substantial legal services to the Company on a regular basis.

    . If a Company director is a partner, officer or employee of an investment bank or consulting firm that performs substantial services to the Company on a regular basis.

   The Board of Directors has determined that as of January 27, 2003, nine of the Company's 12 incumbent directors are independent under these guidelines:
Messrs. Akerson, Artzt, Bowen, Dolan, Johnson, Leschly, McGinn, Popoff and Walter. The other two non-management directors, Ms. Barshefsky and Mr. Jordan, continue to participate fully in the Board's activities and provide valuable insights and advice.

   Directors should be persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company, such as general management, finance, marketing, technology, law, international business or public sector activities.

   Directors should possess integrity, independence, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to the Company's affairs. Directors should possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

   The non-management directors shall meet periodically in executive session without the Chief Executive Officer present.

   The executive sessions of non-management directors shall be chaired by the director who is the chairman of the Committee responsible for the issue being discussed. General discussions, such as the review of the Company's overall performance, may be chaired by a director chosen by the other directors, or may be chaired by the longest serving member of the Board. The Board will schedule three executive sessions of non-management directors each year. However, any director may request additional executive sessions of non-management directors to discuss any matter of concern.

   Non-management directors shall have access to individual members of management or to other employees of the Company on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at the Company's expense. Directors shall also have access to Company records and files, and directors may contact other directors without informing company management regarding the purpose or even the fact of such contact.

   The Company believes that each director should have a substantial personal investment in the Company. A personal holding of 20,000 shares of the Company is recommended for each director. Directors shall have five years to attain their share ownership threshold.

   The Company has established several means for shareholders or others to communicate their concerns to the Board of Directors. If the concern relates to the Company's financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company's Secretary at the Company's headquarters address. If the concern relates to the Company's governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of the Nominating and Governance Committee in care of the Company's Secretary at the Company's headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company's Secretary.

   The Company's "whistleblower" policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Office of the Ombudsperson at the Company's headquarters or by telephone at 1-800-297-1010. The Ombudsperson will refer the concern to the appropriate independent director.

BOARD MEETINGS

   During 2002, the Board of Directors met nine times. All our Directors attended 75 percent or more of the meetings of the Board and Board committees on which they served in 2002. Mr. Artzt will not be standing for reelection in accordance with the Board's retirement policy.

   This table lists our five committees, the Directors who currently serve on them and the number of committee meetings held in 2002.

                        MEMBERSHIP ON BOARD COMMITTEES

                                       NOMINATING
                          COMPENSATION    AND                   PUBLIC
     NAME           AUDIT AND BENEFITS GOVERNANCE EXECUTIVE RESPONSIBILITY
     -------------- ----- ------------ ---------- --------- --------------
     Mr. Akerson     C                     M          M
     ---------------------------------------------------------------------
     Mr. Artzt*      M
     ---------------------------------------------------------------------
     Ms. Barshefsky                                               M
     ---------------------------------------------------------------------
     Mr. Bowen       M                                M           C
     ---------------------------------------------------------------------
     Mr. Chenault                                     C
     ---------------------------------------------------------------------
     Mr. Dolan                 M
     ---------------------------------------------------------------------
     Mr. Johnson     M                     M
     ---------------------------------------------------------------------
     Mr. Jordan                                                   M
     ---------------------------------------------------------------------
     Mr. Leschly               C                                  M
     ---------------------------------------------------------------------
     Mr. McGinn      M         M           M
     ---------------------------------------------------------------------
     Mr. Popoff                M           C          M           M
     ---------------------------------------------------------------------
     Mr. Walter      M
     ---------------------------------------------------------------------
     2002 Meetings   11        6           3          0           2

   C = CHAIR
   M = MEMBER
   * = MR. ARTZT WILL BE RETIRING FROM THE BOARD ON APRIL 28, 2003.

COMPENSATION AND BENEFITS COMMITTEE

   The Compensation and Benefits Committee has oversight responsibility for the compensation and benefit programs for executive officers and other employees.

NOMINATING AND GOVERNANCE COMMITTEE

   The Nominating and Governance Committee considers and recommends candidates for election to the Board, advises the Board on Director compensation, oversees the annual performance evaluations of the Board and Board Committees, advises the Board on corporate governance matters and considers candidates for election to the Board that shareholders recommend in accordance with the requirements we provide on page 31.

EXECUTIVE COMMITTEE

   The Executive Committee is authorized to meet instead of the full Board in emergencies or in the interval between Board meetings.

PUBLIC RESPONSIBILITY COMMITTEE

   The Public Responsibility Committee reviews our practices that affect the communities in which we work and the public interest in general.

AUDIT COMMITTEE

   The responsibilities of the Audit Committee are described in the committee charter beginning on page 32 and in the following Report of the Audit Committee.

   All members of the Audit Committee are independent Directors as defined by the listing standards of the New York Stock Exchange and the Company's Corporate Governance Principles. The Board has also determined that Messrs. Akerson, Johnson and Walter meet the requirements for being "audit committee financial experts" as defined by regulations of the Securities and Exchange Commission adopted in January 2003.

                         REPORT OF THE AUDIT COMMITTEE

   The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

   In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company's financial statements and the effectiveness of the Company's system of disclosure controls and procedures.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2002 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Daniel F. Akerson, Chairman
                                          Edwin L. Artzt
                                          William G. Bowen
                                          F. Ross Johnson
                                          Richard A. McGinn
                                          Robert D. Walter

                           COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------
CASH COMPENSATION

   In 2002, we paid each non-employee Director compensation for Board service as follows:

   . an annual retainer of $64,000, which we reduce by $16,000 if the Director does not attend at least 75 percent of our Board meetings and meetings of the committees on which the Director serves;

   . an annual retainer of $10,000 for a Director who is a committee chairperson; and

   . reimbursement of customary expenses for attending Board, committee and shareholder meetings.

   We do not pay Directors who are also our employees any additional compensation for serving as a Director.

EQUITY COMPENSATION

   We have two stock-related plans for our non-employee Directors that link a portion of their compensation to our share price performance. These plans are the Directors' Stock Option Plan and the Directors' Stock Plan.

   DIRECTORS' STOCK OPTION PLAN. Under this plan, we made a 3,000-share stock option grant to each non-employee Director on the date of the 2002 Annual Meeting of Shareholders. The 2002 grant has these features:

   . The exercise price is $43.09 per share, which was the market price of our common shares on the date we made the grant.

   . Directors may exercise the option for up to ten years.

   . Directors may exercise one-third of the grant after one year, two-thirds after two years and the full grant after three years.

   . Directors may transfer the option to family members so long as the Director remains responsible for the payment of taxes when the transferee exercises the option.

   This plan is due to expire on April 26, 2003 and will not be renewed.

   DIRECTORS' STOCK PLAN. We make an annual grant of 600 common shares to each non-employee Director for service in the prior year. In two instances we will grant fewer than 600 shares: (1) we will grant 450 shares to any Director who attends less than 75 percent of all Board and committee meetings in the prior year and (2) we will grant 300 shares to any Director who joined the Board after July 1 of the prior year. In January 2003 we granted 600 common shares to each of ten Directors and 300 shares to Mr. Walter who was elected to the Board after July 1, 2002. This plan was established in July 1997 and is scheduled to expire in July 2007.

DEFERRED COMPENSATION PLAN

   Non-employee Directors may elect to defer the receipt of their cash compensation until a later date. Participating Directors may invest their deferred amounts in two ways: (1) in a cash account that we value based on a schedule linked to our return on equity or (2) in a common share equivalent account that we value according to the performance of our common shares, including reinvested dividends. Under either alternative, Directors will receive cash payments and will not receive shares. Seven Directors currently participate in the plan. On page 9 we show the number of common share equivalent units we have credited thus far to the Directors who invest in the stock account.

DIRECTORS STOCK EQUIVALENT UNITS

   Beginning in April 2003, non-employee Directors will receive 1,000 Stock Equivalent Units (SEU's) upon election or reelection at the Annual Meeting of Shareholders. The SEU's will be held for the Director until retirement. Each SEU will have a cash value equal to the value of one share of the Company's common stock. Upon the Director's retirement, the accumulated SEU's will be paid out in cash in an amount equal to the value of a corresponding number of common shares plus reinvested dividends from the date of grant.

RETIREMENT BENEFITS

   We offer no retirement benefits to non-employee Directors who began their Board service after March 31, 1996. However, we pay a retirement benefit to Directors who (1) began their Board service on or before March 31,

1996, (2) have served on our Board for at least five years and (3) have never been our employees. The retirement benefit consists of a payment of $30,000 per year for each year a Director served on the Board. We will not make payments past a Director's death. We may provide retirement benefits to Directors who do not qualify under this plan, but have never done so and have no plans to change this practice. Six of the current Directors are eligible to receive retirement benefits.

INSURANCE

   We provide our non-employee Directors with group term life insurance coverage of $50,000 and accidental death and dismemberment insurance coverage of $300,000. Directors may purchase $50,000 of additional group term life insurance. In 2002 four Directors purchased this additional insurance.

DIRECTORS' CHARITABLE AWARD PROGRAM

   One way we promote charitable giving is through our Directors' Charitable Award Program. Under this program we purchase life insurance on the lives of participating Directors and advisors to the Board. We will receive a $1,000,000 benefit upon the death of a Director and $500,000 upon the death of an advisor. We expect to donate one-half of the benefit to the American Express Foundation for charitable purposes and one-half directly to the charitable organization that the Director or advisor recommends. The program does not provide any financial benefit to Directors or advisors and we bear only nominal cost in running it. In addition, our donation of the death benefits to the Foundation helps meet the Foundation's funding needs.

OTHER ARRANGEMENTS

   Mr. Jordan is of counsel to the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Ms. Barshefsky is a partner of the law firm of Wilmer, Cutler & Pickering. These firms provided legal services to us in 2002 at customary rates and they continue to provide such services to us in 2003. Mr. Jordan is also a Senior Managing Director of the investment banking firm of Lazard Freres & Co. LLC, which the Company utilizes from time to time for investment banking and financial advisory services.

                        OWNERSHIP OF OUR COMMON SHARES
--------------------------------------------------------------------------------
   This table shows how many American Express common shares certain individuals and entities beneficially owned on February 28, 2003. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares;
(2) our current Directors; (3) the five executive officers named in the summary compensation table on page 21 and (4) all current Directors and executive officers as a group. A person has beneficial ownership over shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below. The table also shows the number of common share equivalent units we have credited to Directors under the Deferred Compensation Plan.

                                             NUMBER OF SHARES  RIGHT TO  COMMON SHARE PERCENT OF
NAME                                           OWNED(3)(4)    ACQUIRE(5) EQUIVALENTS   CLASS(%)
----                                         ---------------- ---------- ------------ ----------
Warren Buffett,
  Berkshire Hathaway Inc. and subsidiaries
  1440 Kiewit Plaza
  Omaha, NE 68131...........................   151,610,700(1)        --         --      11.44%
Davis Selected Advisers L.P.
  2949 East Elvira Road, Suite 101
  Tucson, AZ 85706..........................    65,344,708(2)        --         --       5.01%
Daniel F. Akerson...........................        42,676       12,000     18,406       0.01%
Edwin L. Artzt..............................        29,779       15,300         --         --
Charlene Barshefsky.........................         6,768        1,000      2,683         --
William G. Bowen............................        40,996       15,000         --         --
Kenneth I. Chenault.........................     1,339,100    2,189,435         --       0.27%
James M. Cracchiolo.........................       293,789      636,712         --       0.07%
Gary L. Crittenden..........................       109,584      150,000         --       0.02%
Peter R. Dolan..............................         8,003        1,000      2,296         --
Edward P. Gilligan..........................       172,580      636,381         --       0.06%
F. Ross Johnson.............................        69,670       24,420         --       0.01%
Vernon E. Jordan, Jr........................        38,367       15,000     44,294       0.01%
Alfred F. Kelly, Jr.........................       212,087      612,701         --       0.06%
Jan Leschly.................................        74,176       15,000      5,268       0.01%
Richard A. McGinn...........................        10,590        9,000         --         --
Frank P. Popoff.............................        32,879       15,003      4,756         --
Robert D. Walter............................        50,300           --        945         --
All current Directors and executive officers
  (23 individuals)..........................     4,144,279(6) 9,908,162     78,648       1.08%

--------
(1) Based on information Berkshire Hathaway Inc. (Berkshire) provided to us as of December 31, 2002. Of the shares listed in the table, National Indemnity Company beneficially owns 120,255,879 shares. National Indemnity is a subsidiary of Berkshire. Mr. Buffett, Berkshire and the subsidiaries of Berkshire share voting and investment power over the shares. Mr. Buffett, his spouse and a trust for which Mr. Buffett is trustee own 33.5% of the equity of Berkshire. As a result of this ownership position in Berkshire, Mr. Buffett may be considered the beneficial owner of the shares that Berkshire beneficially owns.

    In 1995 we signed an agreement with Berkshire designed to ensure that Berkshire's investment in our Company will always be passive. The agreement remains in effect so long as Berkshire owns 10% or more of our voting securities. Berkshire made similar commitments to the Board of Governors of the Federal Reserve System. Berkshire and its subsidiaries have also agreed to follow our Board of Directors' recommendation in voting Company common shares they own so long as Mr. Chenault is our Chief Executive Officer and Berkshire owns 5% or more of our voting securities. With certain exceptions, Berkshire and its subsidiaries may not sell Company common shares to any person who owns more than 5% of our voting securities or who attempts to change the control of the Company.

(2) Based on information contained in a report on Schedule 13F that Davis Selected Advisers L.P. filed with the Securities and Exchange Commission, which contained information as of December 31, 2002.

(3) This column includes shares held in employee benefit plan accounts on February 28, 2003 as follows:

                                                       NUMBER OF SHARES
         NAME                                          IN PLAN ACCOUNTS
         ----                                          ----------------
         K.I. Chenault................................      16,664
         J.M. Cracchiolo..............................       4,544
         G.L. Crittenden..............................          84
         E.P. Gilligan................................       1,234
         A.F. Kelly, Jr...............................       4,280
         All current Directors and executive officers.      85,077

(4) Certain executive officers hold restricted shares which we include in this column. The executive may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse over a period of years ending in 2007. The individuals in the table hold the following number of restricted shares:

                                               NUMBER OF
                   NAME                    RESTRICTED SHARES
                   ----                    -----------------
                   K.I. Chenault..........       401,000
                   J.M. Cracchiolo........       172,700
                   G.L. Crittenden........       109,500
                   E.P. Gilligan..........       132,200
                   A.F. Kelly, Jr.........       172,700
                   All executive officers.     1,570,500

(5) These are shares that may be acquired by exercising stock options.

(6) On February 28, 2003, our 23 Directors and executive officers beneficially owned 14,052,441 shares, or about 1.08% of our outstanding shares. No individual in the table beneficially owned more than 1% of our outstanding shares.

                     ITEMS TO BE VOTED ON BY SHAREHOLDERS
--------------------------------------------------------------------------------
ITEM 1--ELECTION OF DIRECTORS

   Our Board of Directors currently has 12 members. Each current Board member, except for Mr. Artzt who is retiring, is standing for reelection, to hold office until the next Annual Meeting of Shareholders. If during the year a Director resigns or retires, the Board of Directors, with input from the Nominating and Governance Committee, may elect another Director as a replacement. The Board may add new members during the year based on a number of factors, such as the size of the Board and the Board's desire to add fresh perspectives or expertise.

   The Board has appointed Gary L. Crittenden, Stephen P. Norman and Louise M. Parent as the proxy committee who will vote your shares on your behalf. Their names appear on the proxy card. These individuals intend to vote for the election of each of the eleven nominees unless you indicate on the proxy card or voting instructions that your vote is withheld from any or all of the nominees. The telephone and Internet voting procedures will include instructions on how to withhold your vote from any or all nominees. We expect that each nominee will be able to serve if elected as a Director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

   We describe below the principal occupation in italics and other information about our nominees.

   DANIEL F. AKERSON           Director since 1995                      Age 54

   MANAGING DIRECTOR, THE CARLYLE GROUP, a private equity firm, March 2003 to present. Former Chairman and Chief Executive Officer, XO Communications, Inc., a company that provides high-quality broad-band communications services to businesses over local and long-haul fiber optic facilities, January 2003 to February 2003. Chairman and Chief Executive Officer, September 1999 to January 2003. Chairman and Chief Executive Officer, Nextel Communications, Inc., a provider of telecommunications services and equipment, March 1996 to August 1999. Director, AOL Time Warner, Inc. XO Communications, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in June 2002, and emerged from bankruptcy proceedings in January 2003.

   CHARLENE BARSHEFSKY        Director since 2001                     Age 52

   SENIOR INTERNATIONAL PARTNER, WILMER, CUTLER & PICKERING, attorneys, Washington D.C., 2001 to present; United States Trade Representative and Member of the President's Cabinet, 1997 to 2001. Director, The Estee Lauder Companies Inc., Starwood Hotels & Resorts Worldwide, Inc. and Idenix Pharmaceuticals, Inc. Member, Policy Advisory Board, Intel Corporation.

   WILLIAM G. BOWEN           Director since 1988                     Age 69

   PRESIDENT, THE ANDREW W. MELLON FOUNDATION, a not-for-profit corporation engaged in philanthropy, 1988 to present. Former President, Princeton University. Director, Merck, Inc. Member, Board of Overseers, TIAA-CREF. Chairman, JSTOR and Ithaka Harbors.

   KENNETH I. CHENAULT        Director since 1997                     Age 51

   CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AMERICAN EXPRESS COMPANY, April 2001 to present. Chief Executive Officer, January 2001 to April 2001. President and Chief Operating Officer, February 1997 to January 2001. Vice Chairman, January 1995 to February 1997. Director, American Express Bank Ltd., International Business Machines Corporation, the National Academy Foundation. Trustee, Mount Sinai NYU Medical Center and Health System. Member, Dean's Advisory Board of Harvard Law School and Council on Foreign Relations.

   PETER R. DOLAN             Director since 2001                     Age 47

   CHAIRMAN AND CHIEF EXECUTIVE OFFICER, BRISTOL-MYERS SQUIBB COMPANY, a pharmaceutical and health care products company, September 2001 to present. President and Chief Executive Officer, May 2001 to September 2001, President, January 2000 to May 2001, Senior Vice President for Strategy and Organizational Group Effectiveness, 1998 to January 2000, President of the Pharmaceutical Group--Europe and Worldwide Consumer Medicine, 1997 to 1998. Trustee, Tufts University. Member of the Board of Managers, New York Botanical Garden.

   F. ROSS JOHNSON            Director since 1986                     Age 71

   CHAIRMAN AND CHIEF EXECUTIVE OFFICER, RJM GROUP, a management advisory and investment firm, 1989 to present. Director, Power Corporation of Canada. Former Chairman, Economic Club of New York. Retired Chairman, RJR/Nabisco, Inc.

   VERNON E. JORDAN, JR       Director since 1977                     Age 67

   SENIOR MANAGING DIRECTOR, LAZARD FRERES & CO. LLC, an investment banking firm, January 2000 to present. Of counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., attorneys, Washington, D.C. and Dallas, Texas, January 2000 to present and Senior Partner, 1982 to 1999. Director, America Online Latin America, Inc., Asbury Automotive, Inc., Callaway Golf Company, Inc., Clear Channel Inc., Dow Jones & Company, Inc., J.C. Penney Company Inc., Revlon Group, Inc., Sara Lee Corporation and Xerox Corporation. Trustee, Howard University.

   JAN LESCHLY                Director since 1997                     Age 62

   CHAIRMAN AND CHIEF EXECUTIVE OFFICER, CARE CAPITAL LLC, a private equity firm, May 2000 to present. Chief Executive and Director, SmithKline Beecham, a company that develops and markets pharmaceuticals and over-the-counter medicines, 1994 to May 2000. Director, Viacom, Inc. and The Maersk Group. Chairman, International Tennis Hall of Fame. Member, Advisory Board of Daimler Chrysler and the Emory University Business School Dean's Advisory Council.

   RICHARD A. MCGINN          Director since 1998                     Age 56

   PARTNER, RRE VENTURES, an investment advisory and venture capital firm, August 2001 to present; Former Chairman and Chief Executive Officer, Lucent Technologies, Inc., a company that develops and manufactures communications systems and software, November 2000 to July 2001; President, Chairman and Chief Executive Officer, 1996 to October 2000.

   FRANK P. POPOFF            Director since 1990                     Age 67

   FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THE DOW CHEMICAL COMPANY, a company that produces chemicals and chemical products, December 2000 to present; Chairman of the Board, 1995 to November 2000; Chief Executive Officer, 1987 to 1995. Director, Qwest Communications International Inc., United Technologies Corp., Chemical Financial Corporation, Shin-Etsu Chemical Co. Ltd. and Michigan Molecular Institute. Director Emeritus, Indiana University Foundation. Member, American Chemical Society and The Business Council.

   ROBERT D. WALTER            Director since 2002                      Age 57

   CHAIRMAN AND CHIEF EXECUTIVE OFFICER, CARDINAL HEALTH, INC., a company that provides products and services supporting the health care industry, 1979 to present. Director Viacom, Inc. Trustee, Battelle Memorial Institute and Ohio University. Member, The Business Council.

ITEM 2--SELECTION OF AUDITORS

   The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent auditors for 2003. We are asking shareholders to ratify the Committee's selection. Ernst & Young LLP or a predecessor firm has served as our independent auditors since 1975. Ernst & Young LLP follows a policy of rotating the partner in charge of the Company's audit every seven years. Other partners and non-partner personnel are rotated on a periodic basis. Beginning in 2004 the partner in charge of the Company's audit will be rotated every five years.

   In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year.

   One or more representatives of Ernst & Young will be present at the Meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

AUDIT FEES

   The aggregate fees billed or to be billed by Ernst & Young for each of the last two fiscal years for professional services rendered for the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $18.4 million for 2002 and $15.2 million for 2001.

AUDIT-RELATED FEES

   The aggregate fees billed or to be billed by Ernst & Young in each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements were $1 million for 2002 and $1.5 million for 2001. The nature of the services performed for these fees included, among other things, employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, internal control reviews, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as audit.

TAX FEES

   The aggregate fees billed by Ernst & Young in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, expatriate tax services and tax planning were $6.2 million for 2002 and $3.7 million for 2001.

ALL OTHER FEES

   The aggregate fees billed by Ernst & Young in each of the last two fiscal years for products and services other than those reported in the three prior categories were $700,000 for 2002 and $800,000 for 2001. The nature of the other services performed included certain advisory services relating to privacy, expatriates, insurance recovery and risk management services.

SERVICES TO ASSOCIATED ORGANIZATIONS

   Ernst & Young also provided other services to associated organizations of the Company that were charged directly to those organizations. These amounts included $1.2 million for 2002 and $1 million for 2001 primarily for performing the audits of exchange traded funds, alternative investment funds, common trust funds and other investment vehicles.

POLICY ON PRE-APPROVAL OF RETENTION OF INDEPENDENT AUDITOR

   The engagement of Ernst & Young for non-audit accounting and tax services performed for the Company is limited to those instances in which such services are considered integral to the audit services that it provides or in which there is another compelling rationale for utilizing its services. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services to be performed by Ernst & Young require pre-approval by the Audit Committee. Such pre-approval may be given by the chairman of the Audit Committee in certain circumstances, with notice to the full Committee at its next meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION:

   RESOLVED, that the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2003 is ratified and approved.

ITEM 3--SHAREHOLDER PROPOSAL

   Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, record owner of 444 common shares, has advised us that she plans to introduce the following resolution:

   RESOLVED: "That the stockholders of American Express recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."

   REASONS: "The President of the U.S.A. has a term limit, so do Governors of many states."

   "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders."

   "No director should be able to feel that his or her directorship is until retirement."

   "If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THESE
REASONS:

   The Board opposes the foregoing resolution because it believes term limits unnecessarily curtail the useful tenure of Directors.

   The Board believes that Directors become increasingly effective as their knowledge of the Company's businesses and its officers and employees increases. This is particularly true in the case of a large global corporation such as American Express Company, which is engaged in a variety of businesses in diverse locations around the world during a period of rapid technological and competitive change. A term limit for Directors, especially a limit as short as six years, needlessly deprives the shareholders and the Company of the benefits of Directors' experience and knowledge at a time in their tenure when they are becoming increasingly effective and productive.

   Each Director is subject to reelection by the shareholders on an annual basis. The Directors are not guaranteed a directorship until retirement. The average tenure of the Company's 11 incumbent Director nominees is currently nine years. Seven of the 11 have already served six or more years.

   The Board believes that its mandatory retirement age of 72 is a preferable means of assuring Director turnover and that the proponent's term limits would deprive the Company of experienced oversight, promote excessive turnover of Directors, and weaken the Company's system of governance.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM 4--SHAREHOLDER PROPOSAL

   The American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W. Washington, D.C. 20006, record owner of 800 common shares, has advised us that it plans to introduce the following resolution:

   SHAREHOLDER PROPOSAL

   RESOLVED: The shareholders of the American Express Company (the "Company") urge the Board of Directors (the "Board") to adopt a policy prohibiting future stock option grants to senior executives. The Board shall implement this policy in a manner that does not violate any existing employment agreement or equity compensation plan.

   SUPPORTING STATEMENT

   Since the accounting scandals at Enron, Worldcom, and other companies, the role of stock options in executive compensation has come controversial. Critics of stock options have argued that they can be a powerful incentive for executives to manipulate earnings or engage in accounting fraud. By timing their stock option exercises, executives can also inappropriately trade on inside information.

   Stock options provide incentives to executives that significantly differ from the interests of shareholders. Stock option grants promise executives all of the gain of share price increases with none of the risk of share price declines. For this reason, they can encourage excessive risk taking by executives. In contrast to direct stock holdings, stock options also discourage executives from increasing dividends because option holders are not entitled to dividends.

   Our Company allows executives to exercise a portion of their stock option grants after just two years following their grant date. For this reason, senior executives can gain substantial windfalls from the proceeds of their stock option exercises even if the share price later falls under their watch. Executives at our Company can also receive stock option "reloads" if they use stock to cover the exercise price of their options.

   We are concerned that our Company's annual stock option grants to senior executives are excessive. In 2001, CEO Kenneth Chenault received stock options with a grant date present value of $13.4 million. He also realized $9.3 million in stock option exercises from previous grants.

   Banning stock options for senior executives will decouple executive pay from short-term price movements and the temptation for executives to inappropriately manipulate our Company's stock price in order to exercise their stock options. In our opinion, other forms of compensation, such as restricted stock and long term incentive plans, will better focus senior executives on building the sustained profitability of our Company.

   Leading investors and regulators have questioned the appropriateness of using stock options in executive compensation. Portfolio manager Bill Miller, whose Legg Mason Value Trust is the only mutual fund to beat the S&P 500 Index 11 years in a row, has said "I support the banning of stock options because anything that can be accomplished with options can be accomplished by giving stock directly. And it has none of the downsides of options."

   Former Federal Reserve Chairman Paul Volker has stated that "Given both the very large capricious element inherent in the returns from fixed price stock options and the distorted incentives for management, I believe the use of such options should be strongly discouraged for public companies. There are far better alternatives for seeking and achieving an appropriate alignment of shareholder and management interests."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THESE
REASONS:

   The Board believes the foregoing proposal, which calls for a complete ban on any stock options to senior executives, is unduly restrictive and extreme.

   Many commentators have criticized the granting of excessive stock options generally, but few have sought to ban them entirely. The proponent's total prohibition on such grants to senior executives deprives the Company of needed flexibility in designing effective incentives. When used appropriately, as the Board believes they are at the Company, stock options can provide effective incentives to management in alignment with shareholder interests.

   The Company has taken a number of steps to further align its executive compensation program with the interests of shareholders:

   . Reduced the grant of stock options to executive officers. Overall, the total grant of stock options and restricted stock awards to all employees declined from 2.9% of outstanding shares in January 2002 to 1.1% of outstanding shares in January 2003;

   . Committed that it will not grant options below fair market value or reprice them without shareholder approval;

   . Adopted share ownership guidelines for senior management; and

   . Decided to expense stock options beginning with the Company's 2003 grants.

   Attracting, retaining and providing appropriate incentives to talented senior executives is in the best interests of shareholders. The proponent's complete prohibition deprives the Board of any ability to incorporate stock options as part of a balanced and effective incentive program.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM 5--SHAREHOLDER PROPOSAL

   Mr. Dennis Breuel, 1161 Ridgefield Ave., Point Pleasant, New Jersey 08742, record owner of 1,410 common shares, has advised us that he plans to introduce the following resolution:

   Resolved: That the shareholders of American Express, assemble in annual meeting in person and by proxy, hereby request that the Board of Directors shall not issue any stock options to executive officers* lower than the highest stock price of the company/1/ at the time of grant. The option shall contain a buyback provision by the company. The Board of Directors shall determine a reasonable return for a buyback price.

   Reasons

    1. The options are granted to be exercised over a period of several years. The lengthy exercise period creates an exercise price with a substantial discount, based on the time value of money

    2. The option should allow for the corporation to buy back the option at a price that is fair and reasonable for the executive. This policy would allow for the company to reasonably determine the cost to the company and avoid extreme compensation to the executive officers

   The buyback price would be adjusted to allow for a reasonable return and allow for proper expensing of the cost, if required on the income statement.

/1/ Adjusted for stock splits

* Terminology of Securities & Exchange letter of 1/16/03


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THESE
REASONS:

   The Board believes this proposal to grant options at only the highest historical stock price and to impose a buyback provision would substantially reduce the incentive value of options and impair the Company's ability to attract and retain talented executives.

   The Board believes that to be efficient, incentive awards must reflect conditions at the time of grant. Options that are granted at a historical rather than a current market price fail to provide incentives that are tied to current conditions. For example, an option granted at the $63 highest historical price of a Company share would provide little current incentive to the recipient of an option grant made today. In addition, the proposal would incorporate a buyback provision into such options, thereby capping the appreciation that an executive officer may receive. This feature would further reduce the value of the option.

   The twin effects of both requiring all option grants to be made at the highest historical stock price and capping their appreciation would reduce the Company's ability to provide effective incentives that are aligned with shareholders' interests.

   As stated in the Board's response to Item 4, the Company has taken a number of steps to further align its executive compensation program with the interests of shareholders:

   . Reduced the grant of stock options to executive officers. Overall, the total grant of stock options and restricted stock awards to all employees declined from 2.9% of outstanding shares in January 2002 to 1.1% of outstanding shares in January 2003;

   . Committed that it will not grant options below fair market value or reprice them without shareholder approval;

   . Adopted share ownership guidelines for senior management; and

   . Decided to expense stock options beginning with the Company's 2003 grants.

   By severely limiting the incentive value of stock options, the proponent's proposal may require an increase in the number of options granted to maintain competitive compensation. Such dilution of the Company's outstanding shares is contrary to the interests of shareholders.

   The Board of Directors believes that the changes called for in this proposal would severely restrict the Board's ability to design balanced incentive programs for senior management and are not in the shareholders' best interests.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                            EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation and Benefits Committee has overall responsibility for executive officer compensation and other compensation and benefit programs for key employees under its charter. No member of the Committee is an employee of the Company or participates in any of its executive compensation programs. The Committee considers data and input provided by independent compensation consultants.

OBJECTIVES

   The Company has designed its executive compensation programs to:

   . attract, motivate and retain the most talented executives;

   . link the financial interests of the Company's executives and its shareholders; and

   . provide rewards for behavior consistent with the Company's values.


   To meet these objectives, the Committee considers objective and subjective factors in making pay decisions for the twelve executive officers of the Company and for reviewing compensation and benefit programs. These factors range from competitive pay practices to its judgment of business and individual performance.

EXECUTIVE OFFICER COMPENSATION PROGRAMS AND POLICIES

   COMPENSATION GUIDELINES. The Committee sets executive compensation guidelines for base salary, annual incentive and long-term incentive awards for each executive officer position. The Committee uses three factors to set these guidelines: (1) competitive pay practices, (2) job scope and responsibility, and (3) the Company's need to attract, retain and reward executive talent. The importance of each factor varies by individual. For 2002 the Committee reviewed competitive pay practices at approximately 65 companies that compete with the Company in business or for executive talent. The Standard & Poor's (S&P) 500 Index includes nearly all of these companies and the S&P Financial Index includes approximately one third of these companies. When the Committee approves compensation, it considers these guidelines, current competitive market data and its judgment of Company, business unit and individual performance as described below.

   BASE SALARY. The Committee reviews possible merit increases in salary every 18 months or longer. During this review the Committee considers the compensation guideline for the executive officer position and individual performance. The Committee may also increase the base salary of executives who are promoted or change jobs within the executive group or in special circumstances. In support of cost reduction objectives, the Committee approved a one-year 5% reduction in the salary payments otherwise payable during 2002 to each executive officer.

   ANNUAL INCENTIVE AWARDS. The Company's annual incentive award program compensates executive officers for annual performance.

   For 2002 the Company paid annual incentive awards to each of the executive officers, including the Chief Executive Officer and the four other most highly compensated executive officers. (In this Proxy Statement we refer to these five executives as the named executives.) The Committee used its judgment about each individual's annual goal and leadership performance to make discretionary awards, giving equal weight to the goal and leadership categories.

   The Committee evaluated progress toward goals in these areas that are important for sustaining the Company's success:

   . SHAREHOLDER VALUE (50% WEIGHT). Includes shareholder return, earnings growth, revenue growth, return on equity and reengineering.

   . CUSTOMER SATISFACTION (25% WEIGHT). Includes customer survey results, expansion and retention of customer base and development of products and services.

   . EMPLOYEE SATISFACTION (25% WEIGHT). Includes employee survey results, success in achieving long-term, world-class targets and retention of talented employees.

   The Committee evaluated leadership by considering a variety of factors, such as innovation, strategic vision, customer focus, management effectiveness, teamwork, integrity, diversity, developing others and managing change, without assigning weights to these factors.

   The Committee used similar criteria to evaluate the goal and leadership performance of Mr. Chenault. The specific factors the Committee used to evaluate Mr. Chenault's goal performance are described on pages 18-20. The Committee did not assign weights to the goal categories in evaluating Mr. Chenault's performance. In addition, the Committee evaluated his leadership based on its judgment of his overall leadership of the senior management team and the Company.

   LONG-TERM INCENTIVE AWARDS. The Company's long-term incentive award program rewards executive officers for Company, business unit and individual performance over more than one year. In 2002 annual long-term awards included stock option and Portfolio Grant (PG) awards. The Committee approved awards in amounts that were consistent with compensation guidelines after reviewing the incentive and retention value of outstanding stock option, PG and restricted stock awards held by each executive officer.

      STOCK OPTIONS. Ten-year stock options reward executive officers if the Company's share price increases for all shareholders. Executives may exercise one-third of the 2002 grant after one year, two-thirds after two years and the full grant after three years.

      PG AWARDS. The Committee granted PG-XIII awards in 2002 for executive officers to link their interests to longer-term financial and shareholder return performance. The PG awards are designed to preserve the Company's tax deductions under the Million Dollar Cap as described on page 18. The awards contain a formula based on the Company's 2002-2004 earnings per share growth, revenue growth, average return on equity and total shareholder return compared to the return of the S&P Financial Index. The Committee may adjust downward the values produced by these performance measures based on its judgment of Company, business unit and individual performance. To receive payment, PG-XIII award holders must be employed by the Company through the vesting and payment date in February 2005.

   ADDITIONAL AWARDS. The Committee may in its judgment grant short- or long-term awards for special contributions or job promotions, to attract new hires to the Company, to retain executives or in special circumstances. In January 2003 the Committee made cash awards to certain executive officers to recognize their individual contributions to the Company's or business unit's financial performance over the 2000-2002 period, taking into account the economic environment and circumstances during the period and the level of the PG payments to be made to the executive officers for such period. These awards will vest and become payable in September 2003. The Committee also made restricted stock awards to certain executive officers to recognize their efforts in improving the Company's competitive position created over the past two years despite unprecedented changes, including economic, competitive, business model and other changes, and the impact of the events of September 11, 2001. These awards will vest in two equal installments after three and four years for certain executive officers and in four equal annual installments starting one year from the grant date for others.

   DEFERRAL AND OTHER PROGRAMS. Under the annual Pay for Performance Deferral Program, executives may defer receipt of part of their current compensation to a later date. Each year the Company adds to or subtracts from the deferred compensation value an amount based on a schedule linked to the Company's return on equity. The Company also provides executive officers with pension, profit sharing, incentive savings, life insurance, perquisite and other benefits consistent with market practices. The reportable value of these programs are shown on pages 21 and 22.

   SHARE OWNERSHIP. The Company's share ownership policy requires approximately 150 senior officers, including executive officers, to meet share ownership targets over time. The program includes these key features:

   . Participants have a share ownership target based on a multiple of their base salary, ranging from three times base salary for certain participants to 20 times for Mr. Chenault.

   . As an incentive to maximize shareholder value, a participant may count toward his or her target the value of: owned shares, shares held in employee benefit plans, 50% of the unrealized gain in stock options and 50% of the market value of restricted shares, with market value based on the market price of the Company's common shares.

   . The Company expects participants to meet their targets within five years and to make pro rata progress each year.

   DETRIMENTAL CONDUCT. To help protect the Company's competitive position, approximately 625 officers, including executive officers, have signed agreements that include a provision that requires them to forfeit compensation they receive through stock option, restricted share and/or Portfolio Grant awards if they engage in behavior that is detrimental to the Company for time periods after certain employment terminations. Detrimental behavior covers conduct such as working for certain competitors, soliciting customers or employees after employment ends and disclosure of confidential information.

   MILLION DOLLAR CAP. Current U.S. tax law has a $1,000,000 annual tax deduction limit on compensation the Company pays to the Chief Executive Officer and the four other most highly compensated executive officers. The limit does not apply to "performance-based" compensation (as defined under the Internal Revenue Code and related regulations). Compensation is performance-based if the Company can pay it only if objective pre-established performance criteria set by the Committee are met. The Committee may use its discretion to set actual compensation below the maximum amount calculated by application of the Company performance criteria.

   The Committee's general policy is to structure compensation programs that allow the Company to fully deduct the compensation under the Million Dollar Cap requirements. The Committee also believes that the Company needs flexibility to meet its incentive and retention objectives, even if the Company may not deduct all of the compensation. The Company expects that the design of the 2002 stock option and PG-XIII awards, the vesting of certain restricted stock in 2002 that was in payment of a performance-based award and the vesting of PG-XI amounts in 2003 (except in certain new hire and promotion situations) will be treated as performance-based and be deductible. The Company expects that the application of the Million Dollar Cap requirements may limit the deductibility of certain compensation resulting from the vesting in 2002 of certain restricted stock and the payment in the future of certain cash awards made to the named executives (described above under "Additional Awards").

CHIEF EXECUTIVE OFFICER COMPENSATION

   The Committee made decisions about Mr. Chenault's 2002 compensation and awards after reviewing performance and compensation with the full Board. The Committee considered the Company's overall performance, as well as initiatives taken to strengthen its overall competitive position despite the continued weak economic and market conditions. The compensation decisions were in accordance with the Company's objectives and included the following:

   SALARY. The Committee did not change Mr. Chenault's annual base salary in 2002. In support of cost reduction objectives, the Committee approved a one-year 5% reduction in salary payments otherwise payable during 2002.

   ANNUAL INCENTIVE. The Committee approved a 2002 annual incentive award for Mr. Chenault of $2,800,000. The Committee determined this award based on Mr. Chenault's annual incentive award guideline, goal and leadership performance, the Company's results and the economic and competitive environment in 2002.

   2002 FINANCIAL PERFORMANCE

   . FINANCIAL MEASURES. The Company met most of its annual financial targets.
     Both net income and diluted earnings per share rose significantly compared with 2001 results (which reflected charges for high-yield losses, restructuring and the impact of September 11th). Return on equity for 2002 was 20.6%. Total revenues increased 5% due to greater discount revenues, higher interest and dividend income, increased securitization income, higher cardmember lending finance charge revenues and greater card fees. These items were partially offset by lower management and distribution fees, weaker travel revenues and reduced revenues in other areas.

   . SHAREHOLDER RETURN. Total shareholder return for 2002 increased 0.1% relative to 2001, which, although flat, was better than the performance of the market overall and most financial services companies. By comparison, the Dow Jones Industrial Average declined 15%, the S&P 500 Index was down 22% and the S&P Financial Index was down 15%.

   INITIATIVES TO STRENGTHEN BUSINESS

   During 2002, Mr. Chenault and the senior management team continued to strengthen the Company and set a strong foundation for future growth in its core businesses in global payments and retail financial services by focusing on issues identified in prior years. Major initiatives included:

   . INCREASING THE FLEXIBILITY OF ITS BUSINESS MODELS IN ORDER TO MEET
     FINANCIAL OBJECTIVES EVEN IN A SLOWER-GROWTH ECONOMY BY:

     . Focusing on margin improvement and continuing to reengineer processes, which led to improvements in operating expenses and provisions for losses; reengineering efforts in 2002 delivered more than $1 billion in benefits (among the factors driving these savings were a workforce reduction of 13,400 positions, or 15% since the beginning of 2001, the expansion of its global servicing network in lower cost markets, the increased use of Six Sigma quality improvement methodology across the organization, and the increasing shift of employee and customer services and capabilities to the Internet);

     . Utilizing part of the reengineering savings to fund investment spending in business growth initiatives, such as the launch of new products and marketing, customer acquisition and advertising efforts; and

     . Continuing to diversify its cardmember spending base by reducing the Company's reliance on the travel and entertainment sectors and expanding its presence among merchants in the retail and everyday spending categories.

   . SUBSTANTIALLY IMPROVING ITS OVERALL RISK PROFILE BY:

     . Increasing reserve coverage ratios in the card business;

     . Improving the overall quality of the American Express Financial Advisors
       (AEFA) owned investment portfolio and aligning the portfolio mix with the business strategy;

     . Shifting loan exposures at American Express Bank (AEB) from commercial to consumer lending; and

     . Intensifying its focus on control and compliance processes.

   BUSINESS PERFORMANCE

   The Company achieved several significant business accomplishments in its two core businesses during 2002. Highlights of these accomplishments include:

   . GLOBAL PAYMENTS BUSINESSES

     . Adding a net total of 2.1 million cards in force, as well as increasing card billed business (the total amount spent on American Express(R) Cards) and worldwide lending balances;

     . Launching competitive card products in the United States, including a new suite of rewards charge cards and a cash rebate card, which together accounted for almost 500,000 new cards in 2002 (mostly in the fourth quarter);

     . Strengthening the Company's already strong position in the small business arena by creating a new sub-brand--OPEN: The Small Business Network From American Express/SM/--and launching a host of new products, services, online account management tools and partnerships;

     . Introducing more than 100 new proprietary card products in 17 countries outside the United States and signing eight partners to its Global Network Services businesses;

     . Delivering a number of key account signings in Corporate Services; and

     . Expanding and diversifying the network of physical and online merchants that accept the Company's cards around the world and continuing to broaden the card spending base beyond the travel and entertainment sectors.

   . RETAIL FINANCIAL SERVICES BUSINESSES

     . Strengthening AEFA's asset management capabilities and improving investment performance;

     . Launching 34 new products across AEFA's asset management, insurance and annuity businesses, a major increase over prior years;

     . Implementing AEFA's strategy to attract more affluent clients and to increase asset gathering by launching the AMERICAN EXPRESS ONE/SM/ FINANCIAL ACCOUNT, which integrates U.S. clients' investing, banking, lending and card relationships into a single account, as well as by rolling out American Express Platinum Financial Services(R) across the United States;

     . Increasing the total number of AEFA clients by 2% and achieving a client retention rate of 94%; and

     . Delivering strong financial results at AEB, with significant volume increases in the Private Banking, Personal Financial Services and Financial Institutions businesses.

   EMPLOYEES AND LEADERSHIP TALENT

   . Results of the annual employee survey indicated that employee satisfaction continued to improve during 2002 despite the distractions and challenges caused by September 11 and the tough economic environment. The survey measures employee perceptions in a number of areas, including employee development, integrity, teamwork and customer focus. The Company also received wide-ranging recognition as a top corporate employer around the world and was cited for its successful return to its headquarters building in lower Manhattan and its commitment to rebuilding the community in that area.

   . The Company continued to focus on improving the leadership capabilities of its senior management and ensuring that appropriate talent exists within the Company. It also undertook a number of initiatives to improve employee recruitment and retention.

   LONG-TERM INCENTIVE AWARDS. In January 2002, the Committee approved 540,000 nonqualified stock option shares and a PG-XIII award with a grant value of $1,000,000 for Mr. Chenault, both of which were at his compensation guidelines.

   In January 2003, the Committee certified and approved the financial and shareholder return results and payout values for the PG-XI award granted in 2000, which had a 2000-2002 performance period. The Committee certified and approved a payment of $228,960, which will vest and become payable in September 2003.

   The Committee approved an additional cash award to Mr. Chenault in the amount of $1,203,540, which was based on the Company's financial performance and Mr. Chenault's individual performance and leadership over the 2000-2002 period. In determining such award, the Committee also considered the economic environment and circumstances in which the Company operated during the three-year period and reviewed the level of the PG payments to be made to Mr. Chenault for such period. This award will vest and become payable in September 2003. The Committee approved 136,000 restricted shares for Mr. Chenault to recognize the Company's improved competitive position created over the last two years in a period of unprecedented change and disruption. These restricted shares will vest in equal installments after three and four years from the January 2003 grant date.

   During 2002, the Company conducted a compensation review in light of a number of developments including the Company's adoption of an accounting standard (SFAS 123) for expensing the estimated value of stock option awards, effective with January 2003 awards. As a result, the Committee approved a 2003 long-term incentive program that significantly reduces share usage compared with the past and provides competitive total compensation opportunities. As one of the changes under that program, in January 2003, the Committee approved annual stock option shares that were reduced 10% compared with January 2002 stock option shares for Mr. Chenault and other executive officers (except for two officers whose guidelines were changed to reflect job responsibilities) and for other stock option recipients overall. These stock options have fair market value exercise prices, become exercisable in four equal annual installments starting one year from grant (compared with the three-year vesting schedule used last year), and have ten-year terms.

                                          COMPENSATION AND BENEFITS COMMITTEE

                                          Jan Leschly, Chairman
                                          Peter R. Dolan
                                          Richard A. McGinn
                                          Frank P. Popoff

   This table contains information about compensation we paid or accrued to the named executives in respect of 2002, 2001 and 2000:

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                           ------------------------------------ --------------------------------
                                                                       AWARDS          PAYOUTS
                                                                --------------------- ----------
                                                      OTHER     RESTRICTED  OPTIONS/  LONG-TERM
NAME AND PRINCIPAL                                   ANNUAL       STOCK       SARS    INCENTIVE   ALL OTHER
POSITION AT                                          COMPEN-      AWARDS   (# SHARES)  PAYOUTS   COMPENSATION
DECEMBER 31, 2002     YEAR SALARY($)  BONUS($)(1)  SATION($)(2)   ($)(3)     (4)(5)    ($)(6)       ($)(7)
------------------    ---- ---------- ----------- ------------- ---------- ---------- ---------- ------------
K.I. Chenault........ 2002 $  950,000 $2,800,000    $238,190    $4,545,120  862,074   $1,432,500   $418,803
  Chairman and Chief  2001  1,000,000  2,218,000     231,720     8,253,200  895,177    2,722,913     58,243
  Executive Officer   2000    700,000  2,880,000     236,475             0  577,089    1,972,500    392,606

A.F. Kelly, Jr....... 2002    451,250    910,000      85,924     2,178,984  207,396    1,168,500     38,465
  Group President     2001    475,000    695,000      84,546     3,073,000  200,000    1,500,928     29,993
  U.S. Consumer and   2000    443,077    900,000      84,989     2,657,500  266,104      783,750     46,167
  Small Business
  Services

J.M. Cracchiolo...... 2002    451,250    860,000      94,146     2,178,984  262,897    1,104,375     67,722
  Group President     2001    475,000    710,000      90,782     3,073,000  200,000    1,500,928     27,350
  Global Financial    2000    443,077    900,000      84,989     2,657,500  260,000      783,750     60,972
  Services

G.L. Crittenden...... 2002    475,000    750,000      85,811       979,206  180,000      907,250    227,849
  Executive Vice      2001    500,000    575,000      84,546     2,816,624  180,000      531,300    137,072
  President and Chief 2000    292,308    685,000      84,989             0  180,000            0     76,964
  Financial Officer

E.P. Gilligan........ 2002    403,750    750,000      85,850     1,146,306  201,381      984,000     69,312
  Group President     2001    425,000    585,000      84,546     2,735,848  180,000    1,385,472     25,381
  Global Corporate    2000    400,769    750,000      84,989     1,328,750  210,000      783,750     74,198
  Services

--------

(1) The amounts in this column reflect cash payments under annual incentive awards.

(2) These amounts reflect the cost of providing perquisites and other personal benefits. SEC rules require us to break out each benefit that exceeds 25% of the total we report for each named executive as follows:

                                        LOCAL    FLEXIBLE
                                       TRAVEL   PERQUISITE
                      NAME            ALLOWANCE ALLOWANCE
                      ----            --------- ----------
                      K.I. Chenault..  $84,661        --
                      A.F. Kelly, Jr.   30,000   $35,000
                      J.M. Cracchiolo   30,000    35,000
                      G.L. Crittenden   30,000    35,000
                      E.P. Gilligan..   30,000    35,000

    In addition, this column includes the following amounts for perquisites and benefits that exceed 25% of the total reported for the named executive: for Mr. Chenault, $60,555 for personal travel expenses; and for Mr. Cracchiolo, $28,009 for tax payments.

(3) This column includes the grant date value of restricted share grants we made as special performance or retention awards. The awards shown for 2002 (granted in January 2003) and 2001 contain financial performance measures for vesting, which are designed to meet the requirements for tax deduction by the Company. If the applicable financial performance measures required for vesting are met: the 2002 awards vest in equal installments after three and four years from the grant date; and the 2001 awards vest four years from the grant date. The special retention awards made to Messrs. Kelly, Cracchiolo and Gilligan in 2000 also contained financial performance measures for vesting, as designed to meet the requirements for tax deduction by the Company. These 2000 awards were cancelled as of December 31, 2001 when certain of these financial performance measures were not achieved, and are not included in the table shown below. We value restricted share awards in the table based on the closing price of the Company's common shares on the New York Stock Exchange on the grant date. We pay dividends on the restricted shares in the same way we pay them on our common shares.

   On December 31, 2002, the named executives held the restricted shares set forth below. We valued them based on the closing price of $35.35 on December 31, 2002.

                                  NUMBER OF         VALUE ON
              NAME            RESTRICTED SHARES DECEMBER 31, 2002
              ----            ----------------- -----------------
              K.I. Chenault..      300,667         $10,628,578
              A.F. Kelly, Jr.      117,500           4,153,625
              J.M. Cracchiolo      117,500           4,153,625
              G.L. Crittenden       80,200           2,835,070
              E.P. Gilligan..      107,900           3,814,265

(4) All shares in this and other tables have been adjusted to reflect the April 24, 2000 three-for-one stock split.

(5) These include annual, special and restoration stock option awards. For Messrs. Kelly, Cracchiolo and Gilligan, we include retention and promotion stock option grants made in 2000. For Messrs. Kelly, Cracchiolo and Gilligan, certain of the special option grants made to them in 2000 vest in equal installments after two, three and four years from the grant date, and the other special option grants vest in equal installments after four, five and six years from the grant date. For Mr. Crittenden, we include stock option awards granted in 2000 as part of his new hire arrangements. One of these awards vests in equal installments after two, three and four years from the grant date, and the other of these awards vests in equal installments after four, five and six years from the grant date. For Mr. Chenault, we include a 2001 promotional stock option grant, which vests in equal installments after four, five and six years from the grant date. We describe all stock option grants made in 2002 in the table captioned "Option Grants in 2002" on page 23.

(6) For 2002, these include the values of the Portfolio Grant XI awards (PG-XI awards) granted in 2000, and cash awards granted in January 2003. The PG-XI awards vest and become payable in September 2003. Each PG award has two parts. The first part is the Financial Incentive Component, which accounts for 60% of the target value of the award. We valued this part based on earnings or earnings per share growth, revenue growth and average return on equity for our business segments or for the entire Company over the 2000-2002 period. The second part is the Stock Incentive Component, which accounts for 40% of the target value of the award. We valued this part based on our total shareholder return compared to that of the S&P Financial Index over the 2000-2002 period. The Company expects that PG-XI payments will qualify as deductible, performance-based compensation under the Million Dollar Cap requirements, except for certain promotional and new hire awards.

    The additional cash awards included in 2002 for Messrs. Chenault, Kelly, Cracchiolo, and Gilligan were made based on, among other things, individual and organizational performance over the 2000-2002 period, as well as an assessment of the economic environment and circumstances in which the Company operated during such period. The Company expects that these additional awards, which will vest and become payable in September 2003, may be subject to the tax deductibility limitations imposed by the Million Dollar Cap requirements.

(7) The dollar value of the amounts in this column include the following:

                             EMPLOYER
                           CONTRIBUTIONS ABOVE-MARKET
                               UNDER     EARNINGS ON     VALUE OF
                            SAVINGS AND    DEFERRED    SPLIT-DOLLAR
           NAME            RELATED PLANS COMPENSATION LIFE INSURANCE
           ----            ------------- ------------ --------------
           K.I. Chenault..    $70,399      $345,250      $   829
           A.F. Kelly, Jr.     33,249         4,862          354
           J.M. Cracchiolo     33,249        26,456        8,017
           G.L. Crittenden     37,998        68,527       21,324
           E.P. Gilligan..     29,749        39,230          333

    In addition, this column includes the following amounts for other compensation: for Mr. Chenault, a payment of $2,325 from a personal investment in a limited partnership managed by a former subsidiary; and for Mr. Crittenden, a new hire payment of $100,000 in each of 2001 and 2002.

   This table contains information about stock option grants we made to the named executives in 2002:

                             OPTION GRANTS IN 2002

                                 INDIVIDUAL GRANTS
                     ------------------------------------------
                     NUMBER OF   % OF TOTAL
                     SECURITIES   OPTIONS
                     UNDERLYING  GRANTED TO EXERCISE            GRANT DATE
                      OPTIONS    EMPLOYEES   PRICE   EXPIRATION   PRESENT
     NAME            GRANTED(#)   IN 2002    ($/SH)     DATE    VALUE($)(3)
     ----            ----------  ---------- -------- ---------- -----------
     K.I. Chenault..  540,000(1)    1.35%   $36.490    1/27/12  $6,301,800
                      322,074(2)    0.80     39.745    2/23/07   4,183,741
     A.F. Kelly, Jr.  200,000(1)    0.50     36.490    1/27/12   2,334,000
                        3,354(2)    0.01     41.830    2/27/04      27,067
                        4,042(2)    0.01     41.830    2/26/05      42,118
     J.M. Cracchiolo  200,000(1)    0.50     36.490    1/27/12   2,334,000
                        1,531(2)    0.00     39.510   10/24/03       7,808
                        2,097(2)    0.01     39.510    2/27/04      12,540
                        7,491(2)    0.02     39.510    7/24/04      52,287
                       24,396(2)    0.06     39.510    2/26/05     199,315
                       27,382(2)    0.07     39.510    2/25/06     274,368
     G.L. Crittenden  180,000(1)    0.45     36.490    1/27/12   2,100,600
     E.P. Gilligan..  180,000(1)    0.45     36.490    1/27/12   2,100,600
                        4,286(2)    0.01     41.100    2/25/06      52,418
                       17,095(2)    0.04     41.100    2/23/07     239,159

--------

(1) We granted these non-qualified stock options on January 28, 2002 as part of our annual award program. Each option has an exercise price per share equal to the fair market value per common share on the grant date. The options also have the restoration feature described in note (2) below. Executive officers may transfer them to certain family members and entities for their beneficial interest, subject to requirements or changes as determined by the Company, including termination of this feature. Holders may exercise one-third of their options after one year, two-thirds after two years, and the full grant after three years, subject to award requirements. All outstanding stock options may also become exercisable upon death, disability termination, retirement or a change in control of the Company as we describe on pages 27-29.

(2) These are restoration options that we granted when participants exercised stock options that were outstanding for at least five years. The number of restoration option shares we granted equals the number of shares that the holder delivered to us as payment of the exercise price of the original option plus the number of shares withheld to pay tax withholding. The exercise price of the restoration option is the fair market value of a Company common share on the date of its grant. The holder of a restoration option may exercise it after six months from the grant date (but no later than the original stock option's expiration date) if the holder is in compliance with our stock ownership targets. For Mr. Chenault this date is September 7, 2002. For Mr. Kelly, this date is November 10, 2002. For Mr. Cracchiolo, this date is May 22, 2003. For Mr. Gilligan, this date is November 1, 2002.

(3) These numbers show hypothetical values under a variation of the Black-Scholes option pricing model. This model is a complicated mathematical formula that makes assumptions about stock option features. A number of these assumptions do not apply to the options we grant to our executive officers and other employees. In particular, the model assumes that holders can exercise stock options immediately and freely transfer them. For these reasons, we caution that the values we show in the table are theoretical and may not reflect the amounts that option holders will realize. Whether an option holder realizes value and how much this value is will depend on what our share price is relative to the exercise price. The assumptions listed below and Black-Scholes values are consistent with the assumptions we used to report stock option valuations in our 2002 Annual Report to Shareholders. We expect to use the same method to expense the fair value of stock options prospectively beginning with 2003 grants.

ASSUMPTIONS FOR VALUING JANUARY 2002 GRANTS:

   . The exercise price is the same as our share price on the grant date.

   . A 4.5-year life for each option. Based on recent experience, this is the amount of time that passes before holders of our options exercise them.

   . Expected dividend yield of 0.9%. This reflects the yield on the grant date.

   . Expected stock price volatility of 33%. This reflects the most recent volatility for the month-end stock prices of the Company's common shares for the 54 months prior to the grant date.

   . A risk-free rate of return of 4.3%. This reflects the return an investor could expect in a risk-free investment with the same grant and expiration date as our stock options. This is the yield on a zero-coupon bond on the option grant date with a maturity date similar to the expected life of the stock options.

ASSUMPTIONS FOR VALUING RESTORATION OPTIONS:

   The values shown for the restoration stock options are based on the same model above except that the assumptions reflect:

   . The life for each restoration stock option is its remaining term.

   . A risk-free rate of return ranging from 1.4% to 4.6%.

   . Expected dividend yield of 0.8%.

   This table contains information about stock option exercises by the named executives during 2002 and unexercised options and stock appreciation rights they held at the end of 2002:

    AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END 2002 OPTION/SAR VALUES

                                         NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                              UNDERLYING               IN-THE-MONEY
                                       UNEXERCISED OPTIONS/SARS        OPTIONS/SARS
                                         AT DECEMBER 31, 2002     AT DECEMBER 31, 2002(1)
                                       ------------------------- -------------------------
                  SHARES
                 ACQUIRED     VALUE
                ON EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
NAME                (#)        ($)         (#)          (#)          ($)          ($)
----            ----------- ---------- ----------- ------------- ----------- -------------
K.I. Chenault..   450,000   $7,919,550  1,572,768    2,845,000   $2,465,100   $    7,830
A.F. Kelly, Jr.    14,443      459,013    340,766      728,534    1,279,073      509,734
J.M. Cracchiolo   125,739    3,061,315    364,777      791,431      990,681      348,846
G.L. Crittenden         0            0     30,000      510,000            0            0
E.P. Gilligan..    32,500      666,473    416,381      728,000    1,760,876    1,328,756

--------

(1) We base this value on the $35.35 closing price of our common shares on the New York Stock Exchange on December 31, 2002.

   This table contains information about Portfolio Grant awards we made in 2002 to the named executives:

                LONG-TERM INCENTIVE PLANS -- PG AWARDS IN 2002

                                             ESTIMATED FUTURE PAYOUTS(1)
                                          ----------------------------------
                              PERFORMANCE
    NAME               AWARD    PERIOD    THRESHOLD($) TARGET($)  MAXIMUM($)
    ----              ------- ----------- ------------ ---------- ----------
    K.I. Chenault.... PG-XIII  2002-2004    $288,000   $1,500,000 $4,550,000
    A.F. Kelly, Jr. . PG-XIII  2002-2004     136,800      712,500  2,161,250
    J.M. Cracchiolo.. PG-XIII  2002-2004     136,800      712,500  2,161,250
    G.L. Crittenden.. PG-XIII  2002-2004     136,800      712,500  2,161,250
    E.P. Gilligan.... PG-XIII  2002-2004     115,200      600,000  1,820,000

--------
(1) We structured the PG awards in the table to qualify as performance-based compensation under the Million Dollar Cap. As a consequence, the Committee may adjust downward the formula values shown. The Committee will decide the amount of any downward adjustment after it evaluates various factors such as Company, business unit and individual performance over the 2002-2004 period.

   PG awards link compensation to our financial and total shareholder return performance. Each PG award consists of a Financial Incentive Component and a Stock Incentive Component. The Financial Incentive Component represents 60% of the target value of the award and earns value based on earnings per share growth, revenue growth and average return on equity of the Company over the 2002-2004 period. The Financial Incentive Component will earn value if we achieve at least a threshold level of performance on any of these financial measures. The Stock Incentive Component represents 40% of the target value of the award and earns value based on how our total shareholder return compares to that of the S&P Financial Index over the 2002-2004 period. Total shareholder return means share price appreciation plus dividends.


PERFORMANCE GRAPH

   This graph compares the cumulative total shareholder return on our common shares for the last five fiscal years with the total return on the S&P 500 Index and the S&P Financial Index over the same period. The graph shows the growth of a $100 investment in our common shares, the S&P 500 Index and the S&P Financial Index on December 31, 1997 and the reinvestment of all dividends.

                     COMPARISON OF FIVE-YEAR TOTAL RETURN
                  OF AMERICAN EXPRESS COMPANY COMMON SHARES,
                     S&P 500 INDEX AND S&P FINANCIAL INDEX

            Cumulative Value of $100 Invested on December 31, 1997

                [GRAPH]

                  American     S&P 500   S&P Financial
Year-End data*    Express       Index        Index
                  --------     --------  -------------
1997              $100.00      $100.00     $100.00
1998              $115.62      $128.58     $111.42
1999              $188.90      $155.63     $116.00
2000              $188.34      $141.46     $145.76
2001              $123.37      $124.66     $132.71
2002              $123.54      $ 97.12     $113.29


               * Source: Bloomberg (returns compounded monthly)

SHARE PLANS

   The following table provides summary information with respect to the Company's equity compensation plans under which the Company's common shares may be issued to employees or non-employees (such as Directors, consultants or advisers). Information relating to employee stock purchase plans and employee savings plans (such as 401(k) plans) is not included in the following table. Information is provided separately in the aggregate for the Company's equity compensation plans which have been approved by the Company's shareholders and for the one plan that was not approved by shareholders.

EQUITY COMPENSATION PLAN INFORMATION

                             (A)                  (B)                 (C)
---------------------------------------------------------------------------------
Plan category        Number of            Weighted-average     Number of
                     securities to be     exercise price of    securities
                     issued upon          outstanding          remaining
                     exercise of          options, warrants    available for
                     outstanding          and rights           future issuance
                     options, warrants                         under equity
                     and rights                                compensation
                                                               plans (excluding
                                                               securities
                                                               reflected in
                                                               column (a))
---------------------------------------------------------------------------------
Equity compensation        166,231,581               $37.54         84,665,642
plans approved by
shareholders
---------------------------------------------------------------------------------
Equity compensation                  0                    0             20,100
plans not approved
by shareholders
---------------------------------------------------------------------------------
Total                      166,231,581               $37.54         84,685,742

   The only equity compensation plan which has not been approved by the Company's shareholders is the Directors' Stock Plan, which provides for an annual grant of up to 600 common shares to each non-employee Director for service in the prior year. This plan is more fully described on page 7 of this proxy statement.

PENSION BENEFITS

   We provide pension benefits under the American Express Retirement Plan and the American Express Supplemental Retirement Plan.

   AMERICAN EXPRESS RETIREMENT PLAN. We have a U.S. Retirement Plan that is commonly referred to as a cash balance plan. Each payroll period, we credit each participating employee with an amount equal to a percentage of the employee's base salary we pay in that period. We also credit each employee with a percentage of any annual bonus and certain other types of compensation we pay at the time we pay the compensation. The percentage varies with the employee's age and years of service. This table shows the percentages we use to determine the amount of the credits:

                     SUM OF AGE PLUS
                     YEARS OF SERVICE APPLICABLE PERCENTAGE
                     ---------------- ---------------------
                       Less than 35..          2.50%
                       35-44.........          3.25
                       45-59.........          4.25
                       60-74.........          5.75
                       75-89.........          8.00
                       90 or more....         10.00

   On January 1, 2003 the sum of age plus years of service for the named executives was as follows: Mr. Chenault: 74, Mr. Kelly: 61, Mr. Cracchiolo: 66, Mr. Crittenden: 53 and Mr. Gilligan: 67.

   The Plan credits participants with interest on their cash balances. The Plan sets the interest rate each year based on an average of the interest rates for various five-year U.S. Treasury Notes. The minimum interest rate is 5%. The maximum rate is the lower of 10% or a specific rate set by the U.S. government under the tax laws. For 2002 the interest rate was 5.0%, and for 2003 the rate is 5.0%.

   When the employee retires or terminates employment after completing five years of service, the Plan will pay out the cash balance amounts. The Plan will make these payments in the form and at the time the employee elects, including payment in a single lump sum or as an annuity. An annuity obligates the Plan to make payments in monthly installments over time, in amounts based on assumptions we make as to life expectancy and the value of making payments in the future. Employees may choose similar methods of payment for benefits they earned before July 1, 1995.

   SUPPLEMENTAL RETIREMENT PLAN. By meeting certain legal requirements, the Retirement Plan provides a tax-advantaged way for us to provide retirement benefits. However, U.S. tax law limits the amount of benefits we can provide an employee as well as the amount of compensation that we can take into account under the Retirement Plan. We make up for these lost benefits under our U.S. Supplemental Retirement Plan.

   FUNDED PENSION PLAN. Some of our employees, including Messrs. Chenault, Cracchiolo and Gilligan, have earned retirement benefits under the U.S. American Express Funded Pension Plan, a plan in effect until May 1985. We purchased an annuity from an insurance company to fund benefits that these employees may receive under this plan when they leave the Company or upon reaching age 65.

   PENSION TABLE. We set forth in the table below the amount we estimate we will pay each year to the named executives as a single life annuity at age 65 under the Retirement Plan and the Supplemental Retirement Plan. Under a single life annuity, when the employee dies we cease making payments. We break out separately payments the insurance company will make under the Funded Pension Plan. In deriving our estimated payments for the Retirement Plan and the Supplemental Retirement Plan, we used these assumptions:

   . We credit interest on account balances at the actual rate for all years through 2003 and at 5% for 2004 and later years.

   . We start paying retirement benefits to the executives at normal retirement age (age 65) as a single life annuity based on an interest rate of 4.93% and U.S. government-approved assumptions as to life expectancy.

   . We continue to employ Messrs. Chenault, Kelly, Cracchiolo, Crittenden and
     Gilligan until age 65 at their current base salaries and pay them annual bonuses equal to their average bonus over the last five years. For Mr. Crittenden, the average bonus is based on bonus amounts paid in 2001 and 2002.

                         RETIREMENT PLAN
                         AND SUPPLEMENTAL
                         RETIREMENT PLAN   ANNUAL BENEFITS
                         ESTIMATED ANNUAL    PAYABLE BY     TOTAL ANNUAL
       EXECUTIVE OFFICER     BENEFITS     INSURANCE COMPANY   BENEFITS
       ----------------- ---------------- ----------------- ------------
        K.I. Chenault...     $715,443          $5,747         $721,190
        A.F. Kelly, Jr..      319,697               0          319,697
        J.M. Cracchiolo.      381,286           1,739          383,025
        G.L. Crittenden.      141,674               0          141,674
        E.P. Gilligan...      355,467           1,779          357,246

SEVERANCE, CHANGE IN CONTROL AND OTHER ARRANGEMENTS

   We have in place three types of compensation arrangements that we describe in this section of the Proxy Statement: a uniform severance policy, change in control policies and arrangements relating to death, disability and retirement.

   UNIFORM SEVERANCE POLICY. We have a uniform severance policy that applies to senior officers, including the named executives. Severance for executive officers is subject to the approval of the Compensation and Benefits Committee. If we terminate the employment of the participating officer for any reason generally other than misconduct or we and the officer terminate such employment by mutual agreement, we will pay the officer severance over a period of two years or less. To receive these payments, the officer must sign a severance agreement that prohibits the officer from working for certain competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The officer must also agree to release any claims against us.

   The amount of severance that we would pay to each named executive is two times base salary plus two times the amount of the last bonus that was paid as of the date the executive is tendered a severance agreement by the Company. During all or a part of the severance period, the officer's long-term incentive awards continue to vest, and we will continue to offer coverage under certain welfare and benefit plans.

   CHANGE IN CONTROL POLICIES. We have designed our change in control policies to help keep employees focused on their jobs during the uncertainty that accompanies a change in control, to preserve benefits after a change in control transaction and to help us attract and retain key talent. We originally adopted these policies in 1994 and updated them in 2000. A change in control of the Company generally includes these events: (1) any person acquires 25% or more of our common shares or of voting securities, (2) a majority of our Directors are replaced, (3) certain mergers, reorganizations, consolidations, or sales of our assets, subject to consummation or (4) shareholder approval of a liquidation or dissolution of the Company.

   . SEVERANCE. We will pay the amount of severance that we would pay under the uniform severance policy in a lump sum to senior officers, including the named executives, if the officer's employment is terminated under certain conditions within two years after a change in control. These conditions include (1) a termination by us for any reason generally other than willful misconduct or conviction of a felony or (2) a termination by the officer for good reason. The officer would have good reason to terminate his or her employment if we impose a reduction in base salary or position, material reduction in the total value of annual incentive and long-term incentive award opportunities, certain relocations of the officer's workplace or duties materially inconsistent with prior duties. We refer to any of these employment terminations as a "Covered Termination."

   . PRO RATA BONUS. If a Covered Termination occurs within two years after a change in control, we will pay participating officers, including the named executives, a bonus for part of the year in which termination occurs. We will base the amount of the pro rata bonus on the average of the prior two annual incentive awards.

   . KEY EXECUTIVE LIFE. If a Covered Termination occurs within two years after a change in control, we will transfer to participating officers, including the named executives, policies under our U.S. Key Executive Life Insurance Plan. Each policy provides life insurance coverage equal to four times annual base salary up to a maximum of $1,500,000. The officers may retain the life insurance coverage or cash out any value in the policy.

   . SUPPLEMENTAL RETIREMENT PLAN. We do not fund benefits under our Supplemental Retirement Plan. However, upon a change in control, we will fully fund benefits that participants have earned under the Supplemental Retirement Plan.

        If a Covered Termination occurs within one year after a change in control, we will provide senior officers, including the named executives, with an additional benefit under the Supplemental Retirement Plan. This benefit will equal the additional amount we would provide to the officers under the Retirement Plan if the officers had two additional years of service and age under that plan. If a Covered Termination occurs between one and two years after a change in control, we will use one additional year of service and age to calculate the additional benefits.

        If a Covered Termination occurs within one year after a change in control, we will add two years of service to participants' actual service when we determine whether profit sharing contributions we made to the Supplemental Retirement Plan have vested. If the termination occurs between one and two years after a change in control, we will add one year of service.

   . DEFERRED COMPENSATION PROGRAMS. Upon a change in control, we will credit to participants' accounts under our U.S. deferred compensation programs (including the Pay for Performance Deferral Program) two years of interest based on the rate in effect for the year before the change in control. We will also pay out all balances in these plans.

   . STOCK OPTIONS AND RESTRICTED SHARES. Stock option and restricted share awards that we issued to employees under our long-term incentive compensation plans will immediately vest upon a change in control. If an employee is terminated for reasons other than misconduct within two years after a change in control, the employee will have up to an additional 90 days from termination to exercise stock options granted on and after February 28, 2000.

   . PORTFOLIO GRANTS. If a Covered Termination occurs within two years after a change in control, Portfolio Grant awards under these plans will immediately vest and we will pay a pro rata portion of the value of the awards.

   . BENEFITS. We will continue for up to two years our subsidy of U.S. medical and dental benefits for employees who are terminated within two years after a change in control.

   . EXCISE TAX GROSS UP. Current U.S. tax laws generally (1) do not allow companies to deduct from income certain compensation provided in connection with a change in control that exceeds specified limits and

     (2) impose a 20% excise tax on the individuals who receive such compensation. We generally will pay to members of senior management, including the named executives, an amount in cash if necessary to offset this excise tax.

   DEATH, DISABILITY AND RETIREMENT. These policies generally apply to stock options, restricted share awards and Portfolio Grants that we issue to employees under our long-term incentive compensation plans, upon certain types of employment termination:

   . DEATH OR DISABILITY. Upon death or disability, unvested stock options and restricted shares will fully vest and Portfolio Grants will vest pro rata. If a participant is age 60 or older with 10 or more years of service, all or a portion of the remaining value of Portfolio Grants will vest. Following death or disability, the holder (or the holder's estate) will have up to five years to exercise vested stock options.

   . RETIREMENT. Upon retirement (meaning age 55 or older with 10 or more years of service), unvested restricted shares outstanding for more than two years will fully or partially vest. Portfolio Grants outstanding for more than one year will vest pro rata. If a participant is age 60 or older with 10 or more years of service, all or a portion of his or her unvested stock options, restricted shares and Portfolio Grants that the participant would have lost will also vest. Retirees may exercise vested stock options through the end of their original term.

                             CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

SERVICE BY DIRECTORS AND OFFICERS

   In the usual course of our business, we have transactions with many other firms, including financial institutions. Some of the directors or officers of these firms may also serve as directors or officers for us or our subsidiaries. We carry out our transactions with these firms on customary terms. The directors and officers who serve us, our subsidiaries or the other firms involved may not have knowledge of these transactions.

TRANSACTIONS BETWEEN THE COMPANY AND OUR DIRECTORS AND OFFICERS

   Our executive officers and Directors may take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. By way of example, American Express Centurion Bank may extend credit to our Directors and executive officers under their Optima(R) Cards or Blue from American Express/SM/. Our executive officers and Directors may engage in similar transactions with certain subsidiaries in 2003. All indebtedness from these transactions is in the ordinary course of our business and is substantially on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries.

   Our executive officers and Directors may also have transactions with us or our subsidiaries involving other goods and services, such as travel, insurance and investment services. These transactions are also in the usual course of our business and we provide them on terms that we offer to our employees generally.

CERTAIN EMPLOYEES

   Occasionally we may have employees who are related to our executive officers or Directors. We compensate these individuals consistent with our policies that apply to all employees.

STOCK PURCHASE ASSISTANCE PLAN

   Our Stock Purchase Assistance Plan (SPAP) was approved by shareholders in 1983, to provide full-recourse loans to enable certain of our senior officers to purchase our common shares. As of August 2002, the Company decided to stop issuing any new SPAP loans, although existing SPAP loans may remain outstanding. During 2002 none of the named executives had any loan amounts outstanding under SPAP. For all of our executive officers as a group, the highest principal amount outstanding under SPAP during 2002 was $1.1 million. As of February 28, 2003, no loan to any executive officer remained outstanding.

   The purpose of SPAP loans was to enable participants to pay the exercise price of stock options (as well as related taxes) or to buy common shares in the open market. Participants were limited to a loan of 300% of their base salary, must repay the loan within five years, and pledged common shares as collateral, the value of which was at least 100% of the loan principal on the date of the loan. Outstanding loans require interest to be paid quarterly at a rate that is two percentage points below the prime lending rate of a major New York City bank. Consequently, the remaining outstanding SPAP loans bear interest at 2.25% per annum.

TRANSACTIONS WITH SIGNIFICANT SHAREHOLDERS

   We have a number of ordinary course relationships with Berkshire Hathaway Inc., Davis Selected Advisers L.P. (Davis), their affiliates, and companies in which they have significant investments. Some of these companies are service establishments that accept our charge and credit cards and pay our subsidiaries fees when our customers use these cards. From time to time we may enter into joint marketing or other relationships with one or more of these companies that encourage our customers to apply for and use our cards. Our subsidiaries also provide Corporate Card or travel services to some of these companies and these companies pay fees to these subsidiaries. We or our subsidiaries may engage in other commercial transactions with these companies and pay or receive fees in these transactions. One of our subsidiaries has retained Davis to act as the sole sub-advisor to one of the mutual funds sponsored by the financial advisory services business of the Company. Davis is paid a fee for such services, the amount and terms of which are consistent with practices within the fund industry. Under the terms of its engagement, Davis is prohibited from making investments in the securities of the Company or any of its subsidiaries for the fund that Davis advises.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

   In preparing its 2002 year end reports of transactions in Company securities by executive officers, the Secretary's Office noted that David C. House, an executive officer of the Company, had purchased 718 Company shares on July 24, 2002 using cash that had accumulated in his brokerage account from dividends on Company shares held in that account. Upon reviewing this transaction, the Company determined that while essentially a reinvestment of dividends, this transaction did not qualify for deferred reporting and should have been reported on or before August 10, 2002. The transaction was subsequently reported on a Form 4 dated January 27, 2003.

                  DIRECTORS AND OFFICERS LIABILITY INSURANCE
--------------------------------------------------------------------------------

   We have an insurance policy that provides coverage for Directors and officers liability and fiduciary liability arising from employee benefit plans we sponsor. The directors and officers liability coverage provides that the insurance carriers will (1) reimburse us when we are legally allowed to indemnify our Directors and officers and (2) pay losses, including settlements, judgments and legal fees, on behalf of our Directors and officers when we cannot legally indemnify them. The fiduciary liability portion of the policy covers Directors and employees who serve as fiduciaries for our employee benefit plans. It covers losses from alleged breaches of fiduciary duty as defined in the Employee Retirement Income Security Act of 1974. Vigilant Insurance Company issued this policy, which is effective from November 30, 2000 to November 30, 2003. We expect to renew similar coverage at expiration. Gulf Insurance Company and a consortium of other insurers led by AIG provide excess coverage. We pay an annualized premium for these coverages of approximately $1,064,000.

   We also have a supplemental directors and officers liability insurance policy that covers additional losses in cases where we are not legally permitted to indemnify our Directors or officers. ACE Insurance Company Ltd. issued this policy which is effective November 30, 2000 to November 30, 2003. We expect to renew similar coverage at expiration. We pay an annualized premium for this policy of $147,200.

   We added another policy to the supplemental policy effective April 1, 2002 to November 30, 2003. This policy also covers additional losses where we are not legally permitted to indemnify our Directors or officers. The additional policy is led by Indian Harbor Insurance Company and followed by XL Insurance Ltd., National Union Fire Insurance Company and Starr Excess International. We expect to renew similar coverage at expiration and pay an annualized premium for this policy of $821,250.

               REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION
                  OF PROXY PROPOSALS, NOMINATION OF DIRECTORS
                      AND OTHER BUSINESS OF SHAREHOLDERS
--------------------------------------------------------------------------------

   Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for the 2004 Annual Meeting of Shareholders, our Secretary must receive the proposal at our principal executive offices by November 17, 2003.

   Under our By-laws, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a Director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at our principal executive offices. We must receive notice as follows:

   . Normally we must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year's meeting. Assuming that our 2003 Annual Meeting is held on schedule, we must receive notice pertaining to the 2004 Annual Meeting no earlier than December 30, 2003 and no later than January 29, 2004.

   . However, if we hold the annual meeting on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

   . If we hold a special meeting to elect Directors, we must receive a shareholder's notice of intention to introduce a nomination no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

   A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder.

   The Board and our management have not received notice of and are not aware of any business to come before the Annual Meeting other than the items we refer to in this Proxy Statement. If any other matter comes before the Annual Meeting, the persons on our proxy committee will use their best judgment in voting the proxies.

                                    * * * *

   We have mailed our 2002 Annual Report to Shareholders in connection with this proxy solicitation. IF YOU WOULD LIKE A COPY OF OUR 2002 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT STEPHEN P. NORMAN, SECRETARY, AMERICAN EXPRESS COMPANY, 200 VESEY STREET, NEW YORK, NEW YORK 10285.

   Please vote by telephone or the Internet or sign, date and return the enclosed proxy or voting instruction form in the prepaid envelope. We encourage you to attend the April 28, 2003 meeting. The Company will not require tickets for admission to the meeting. However, to assure that attendance is limited to shareholders, please bring with you some proof of American Express Company common stock ownership, such as a current brokerage statement, and an identification bearing a photograph. No cellular telephones or beepers will be allowed in the meeting room.

                                                  /s/ Kenneth I. Chenault
                                                  KENNETH I. CHENAULT Chairman
                                                  and Chief Executive Officer

                                                                      EXHIBIT A

                           AMERICAN EXPRESS COMPANY
                            AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------
PURPOSE

   The Committee is responsible for assisting the Board of Directors in its oversight responsibilities relating to (i) the integrity of the Company's financial statements and financial reporting process; (ii) internal and external auditing, including the qualifications and independence of the outside auditor and the performance of the Company's internal audit services function;
(iii) the integrity of the Company's systems of internal accounting and financial controls; (iv) legal and regulatory compliance and (v) the performance of the other Committee functions set forth in this charter.

   In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company's financial statements and disclosures are complete and accurate or are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of the Company's management and the outside auditor.

ORGANIZATION

   The Committee shall be comprised of at least three directors. The members of the Committee shall be appointed by the Board and shall meet the independence, experience and expertise requirements of the New York Stock Exchange listing rules and applicable law.

   No member of the Committee shall simultaneously serve on the audit committees of more than two other public companies.

   The Committee shall meet at least four times per year, or more frequently as circumstances require, and shall make regular reports to the Board on the Committee's activities.

   The Committee shall meet periodically with management, with the General Auditor and with the outside auditor in separate executive sessions.

   The Committee is empowered to conduct its own investigations into issues related to its responsibilities and to retain independent legal, accounting or other advisors to advise the Committee.

   The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of compensation to the outside auditor employed by the Company for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

   The Committee shall review and reassess the adequacy of the Committee charter at least annually, and recommend any changes to the Board for approval.

   The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation. The results of the annual evaluation will be discussed with the full Board.

RESPONSIBILITIES

   In carrying out its responsibilities, the Committee:

   . Has sole authority to appoint or replace the outside auditor, who shall report directly to the Committee.

   . Is directly responsible for the compensation and oversight of the work of the outside auditor.

   . Pre-approves all auditing services and permitted non-audit services
     (including the fees and terms thereof) to be performed for the Company by the outside auditor, and considers whether the provision of permitted non-audit services by the outside auditor is compatible with maintaining the auditor's independence.

   . Reviews and evaluates the qualifications, performance and independence of the Company's outside auditor at least annually, receives periodic reports from the outside auditor regarding the auditor's independence, discusses such reports with the outside auditor, and if so determined by the Committee, takes appropriate action to satisfy itself of the independence of the auditor.

   . Consults with management and the Company's General Auditor and obtains and reviews a report by the outside auditor describing such auditor's internal quality-control procedures, material issues raised by its most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of the outside auditor, reviews all relationships between the outside auditor and the Company, and assures the regular rotation of the lead audit partner and the reviewing partner of the outside auditor as required by law.

   . Reviews and concurs in the appointment and replacement of the Company's
     General Auditor and reviews with the Internal Audit Department its responsibilities, budget and staffing.

   . Reviews the significant reports to management prepared by the Internal
     Audit Department, or summaries thereof, and management's responses and periodically reviews the experience and qualifications of the senior members of the Internal Audit Department and the quality control procedures of the Internal Audit Department.

   . Discusses with the General Auditor and the outside auditor the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits.

FINANCIAL STATEMENTS AND DISCLOSURE

   . Reviews and discusses with management and the outside auditor the annual audited financial statements and other financial information to be included in the Company's Annual Report on Form 10-K, including management's and/or the outside auditor's judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls.

   . Discusses the results of the annual audit and any other matters required to be communicated to the Committee by the outside auditor under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61.

   . Reviews with the outside auditor any management letter provided by the outside auditor and the Company's response and any problems or difficulties the outside auditor may have encountered in connection with the annual audit or otherwise.

   . Recommends to the Board, based on the reviews and discussions with management and the outside auditor described above, whether the annual audited financial statements should be included in the Company's Form 10-K Annual Report.

   . Reviews and discusses with the outside auditor any accounting or auditing issues on which the national office of the outside auditor was consulted.

   . Reviews with management and the outside auditor the Company's quarterly financial information to be included in the Company's Quarterly Reports on Form 10-Q.

   . Reviews and discusses with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies.

   . Discusses with management, the internal auditor and the outside auditor the adequacy and effectiveness of internal controls.

   . Reviews with the Chief Executive Officer and the Chief Financial Officer the Company's disclosure controls and procedures and reviews periodically, but in no event less frequently than quarterly, management's conclusions about the efficacy of such disclosure controls and procedures.

   . Reviews analyses prepared by management and/or the outside auditor setting forth significant financial reporting issues or judgments made in connection with the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

   . Reviews at least quarterly reports from the outside auditor on the following matters;

     . all critical accounting policies and practices to be used;

     . all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditor; and

     . other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

COMPLIANCE OVERSIGHT

   . Receives reports on the Company's compliance program, including a review of the distribution of and compliance with the Company's Code of Conduct.

   . Approves the Audit Committee report required to be included in the Company's annual proxy statement.

   . Discusses with management, the General Auditor and the outside auditor the Company's major risk exposures.

   . Reviews with management and the outside auditor (if appropriate) significant legal and regulatory exposures, including any regulatory inquiries or concerns regarding the Company's financial statements and accounting policies.

   . Approves guidelines for the Company's hiring of former employees of the outside auditor who participated in any capacity in the audit of the Company.

   . Obtains from the outside auditor assurance that the auditor is not aware of any matters required to be reported under Section 10A(b) of the Securities Exchange Act of 1934.

   . Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

   . Considers such other matters, as the Board or Committee deems appropriate.

FINANCE AND RISK MANAGEMENT

   . Has oversight of the investing of the Company's funds, reviews the parameters of the various portfolios and investment activities and considers strategies in view of expectations as to general economic and market conditions.

   . Shall review with management on a regular basis the liquidity, capital needs and allocations of capital of the Company and its subsidiaries, review the Company's funding and risk management activities, consider the Company's external dividend policy, and be consulted, on a pre-fact basis where practical, on the financial aspects of major divestitures and acquisitions, major capital commitments, major borrowings, and on proposed issuances of equity and non-routine debt securities, whether privately or publicly distributed.

                   DIRECTIONS TO THE 2003 ANNUAL MEETING OF
                                SHAREHOLDERS OF
                           AMERICAN EXPRESS COMPANY

   Our world headquarters is the site of the 2003 Annual Meeting of Shareholders. We are located at 200 Vesey Street on the west side of Lower Manhattan in the World Financial Center.

BY SUBWAY

   Take any of these subway lines: the A, C, E, N, R or the 1, 2, 3, 4, 5 or 9 trains. All of these trains stop near the World Financial Center. The World Financial Center is located across the Westside Highway (also known as West Street) on the Hudson River. Our building is on the north side of the Winter Garden in the World Financial Center.

BY CAR OR TAXI

   Go south on the Westside Highway in lower Manhattan. Come into the World Financial Center by turning west on either Murray Street or Vesey Street. Go to the main entrance of our building, located at the corner of Vesey Street and the Westside Highway.

This Statement is printed with soy ink on recycled paper.
[LOGO]

                            STATEMENT OF DIFFERENCES


The service mark symbol shall be expressed as ...................... '/SM/'
The registered trademark symbol shall be expressed as .............. '/R/'

                                                                      APPENDIX I

--------------------------------------------------------------------------------

[AMERICAN                   AMERICAN EXPRESS COMPANY
EXPRESS          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
LOGO]                      FOR ANNUAL MEETING ON APRIL 28, 2003

P The undersigned hereby appoints Gary L. Crittenden, Stephen P. Norman and Louise M. Parent, or any of them, proxies or proxy, with full power of
R substitution, to vote all common shares of American Express Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders
O to be held at the Company's headquarters, 200 Vesey Street, 26th Floor, New York, New York 10285, on April 28, 2003 at 10:00 A.M., Eastern Time,
X and at any adjournment(s) of the Meeting, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the Proxy
Y Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) of the Meeting. The undersigned hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone: simply follow the instructions on the reverse side of this card.

If you choose to submit your voting instructions by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

              (continued and to be dated and signed on other side)
              ----------------------------------------------------
      ADDRESS CHANGE/COMMENTS (Mark the corresponding box on the reverse side)

                 -----------------------------------------------

                 -----------------------------------------------

                 -----------------------------------------------


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

NOTICE TO EMPLOYEES PARTICIPATING IN THE AMERICAN EXPRESS INCENTIVE SAVINGS PLAN, THE EMPLOYEE STOCK OWNERSHIP PLAN OF AMEX CANADA, INC., OR THE AEFA STOCK PURCHASE PROGRAM:

This proxy card indicates the approximate number of whole shares credited to your account in one or more of the Plans named above as of February 14, 2003.

These shares will be voted as you instruct if your proxy card, telephone, or Internet voting instructions are received on or before April 22, 2003, by Mellon Investor Services LLC, which is acting on behalf of the Trustees of these three Plans.

If Mellon Investor Services LLC does NOT receive your voting instructions by April 22, 2003, the following conditions will apply: the ISP Trustee will vote your Plan shares in the same proportion as it votes all other shares in the Plan for which it has received timely voting instructions; the Trustee of the ESOP of Amex Canada and the broker holding shares in the AEFA Stock Purchase Program will not vote your shares.

--------------------------------------------------------------------------------





This proxy, when properly executed, will be voted in the manner indicated by
----------------------------------------------------------------------------
the undersigned shareholder. If no voting instructions are indicated, this
--------------------------------------------------------------------------
proxy will be voted FOR Items 1 and 2 and AGAINST Items 3, 4 and 5.
-------------------------------------------------------------------

                                                       Please Mark Here  [ ]
                                                       for Address
                                                       Change or
                                                       Comments
                                                       SEE REVERSE SIDE

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Items 1 and 2 and
--------------------------------------------------------------
AGAINST Items 3, 4 and 5.
-------------------------
--------------------------------------------------------------------------------

ITEM 1 - Election of            FOR                WITHHOLD
         Directors.             ALL                FROM ALL
                              NOMINEES             NOMINEES

                                [ ]                  [ ]

Nominees:

(01) D.F. Akerson             (02) C. Barshefsky             (03) W.G. Bowen
(04) K.I. Chenault            (05) P.R. Dolan                (06) F.R. Johnson
(07) V.E. Jordan, Jr.         (08) J. Leschly                (09) R.A. McGinn
(10) F.P. Popoff              (11) R.D. Walter

FOR the slate, except vote WITHHELD from the following nominee(s):

--------------------------------------------------------------------------------

ITEM 2 - Proposal to ratify selection of Ernst & Young LLP as Independent Auditors.

          FOR         AGAINST        ABSTAIN

          [ ]           [ ]            [ ]

ITEM 3 - Shareholder proposal to establish six-year term limits for directors.

          FOR         AGAINST        ABSTAIN

          [ ]           [ ]            [ ]

ITEM 4 - Shareholder proposal to prohibit any stock options for senior management.

          FOR         AGAINST        ABSTAIN

          [ ]           [ ]            [ ]

ITEM 5 - Shareholder proposal calling for options to be granted at the Company's highest historical stock price and imposing a buyback provision on such options.

          FOR         AGAINST        ABSTAIN

          [ ]           [ ]            [ ]


I consent to view all future Proxy Statements and Annual Reports online; please do not mail paper copies to me. [ ]


Signature________________________  Signature_______________________
Date_____________

NOTE: Please sign as name appears printed above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                      VOTE BY INTERNET OR TELEPHONE OR MAIL

                          24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING ARE AVAILABLE THROUGH 4PM EASTERN TIME
         ON TUESDAY, APRIL 22, 2003 FOR SHARES HELD IN EMPLOYEE PLANS
 AND THROUGH 4PM EASTERN TIME ON SUNDAY, APRIL 27, 2003 FOR ALL OTHER SHARES.

        YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO
             VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED,
                      SIGNED AND RETURNED YOUR PROXY CARD.

--------------------------------------------------------------------------------
                                    INTERNET

                         http://www.proxyvoting.com/axp
                         ------------------------------

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------

                                    TELEPHONE

                                 1-866-546-3510
                                 --------------

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                      MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

--------------------------------------------------------------------------------

          IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT
                    NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT ON THE INTERNET
AT WWW.ONLINEPROXY.COM/AMEX
--------------------------------------------------------------------------------